UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

Cool Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Parkway Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2017, Cool Technologies, Inc. (“CoolTech”, “the Company”) entered into an Agreement of Principal Terms with Jatropha, Inc. (“Jatropha”),

Pursuant to the Agreement, CoolTech will furnish Jatropha with one MG80 prototype retro-fitted onto a Ford F-350 truck within 60 business days of the execution of the Agreement. Jatropha will have the use of the prototype for a subsequent period of 60 days.

When the MG80 prototype meets the technical criteria established by Jatropha in cooperation with CoolTech, Jatropha will release the rest of the purchase order to CoolTech: 233 additional MG units. The Company has filed with the Securities and Exchange Commission an application for Confidential Treatment of the pricing of the various Mobile Generation (MG) units to be ordered by Jatropha.

The order terms and conditions will be 50% down at the time of order and 50% at the time of shipment, each payable with a bank letter of credit. Product delivery will be considered FOB (Freight on Board) at CoolTech's shipping dock.

The production schedule will be mutually agreed upon by CoolTech and Jatropha. It will start no later than April 2018 and continue until the order is completed.

Projected lead time to procure material is 10-12 weeks for the first 25 units and one month for every 25 additional units thereafter. Once the material has been received, CoolTech will begin to ship 5 units per week with additional time allotted for the procurement of trucks.

If the MG80 prototype does not meet the mutually agreed upon technical criteria, there will be a 30 day cure period. If the technical criteria still has not been met after the cure period, Jatropha will return the Ford F-350 truck with the installed MG80 prototype within 5 business days and CoolTech will refund the cost to Jatropha.

On November 13, 2017, Cool Technologies Inc. issued a press release relating to the Jatropha agreement. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as set forth in full.

Section 3 – Securities and Trading Markets

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1:	Press Release dated November 13, 2017

Exhibit 10.1:	Agreement of Principal Terms, dated November 7, 2017, by and between the Company and Jatropha Inc.*

* A redacted version of this Exhibit is filed herewith. An un-redacted version of this Exhibit has been separately filed with the Securities and Exchange Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and are marked by an asterisk.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cool Technologies, Inc.

Date: November 13, 2017	By	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)

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